UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 25, 2009

FUTURE CANADA CHINA ENVIRONMENT INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

333-150110
(Commission File No.)

114 West Magnolia Street
Suite 437
Bellingham, WA 98225
(Address of principal executive offices and Zip Code)

(360) 392-2828
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS;
COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

     On February 27, 2009, Hsi Chun Chiang resigned as President, Chief Executive Officer Secretary, Treasurer, Principal Financial Officer and Principal Accounting Officer. Ms. Chiang continues to serve as our and as a member of the Board of Directors.

     On February 27, 2009, Paul Young, a member of our Board of Directors, was appointed as our President, Principal Executive Officer, Secretary, Treasurer, Principal Financial Officer and Principal Accounting Officer. Mr. Young resigned as our Vice President. Mr. Young continues to serve on our Board of Directors.

     On September 30, 2008, Mr. Young was appointed to our board of directors and vice president. From February 2008 to July 2008, Mr. Young was a director of NA Environment & Resource Inc, which has targeted land for purchase in the provinces of Saskatchewan and Manitoba, Canada. From July 2007 to January 2008, Mr. Young as a personal assistant to the chairman of Maple Leaf Reforestation Inc. located in Alberta, Canada. Maple Leaf Reforestation Inc. grows tree seedlings for exploration to China to improve air quality. Since April 2002, Mr. Young has been personal assistant to the chairman of NAH Development Group Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

     Date: February 25, 2009.

FUTURE CANADA CHINA ENVIRONMENT INC.

BY:	PAUL YOUNG
Paul Young, President and Principal Executive
Officer